Exhibit 99.1
3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES ANNOUNCES ACQUISITION OF TWO SAN FRANCISCO HOTELS FOR TOTAL PURCHASE PRICE OF $47.8 MILLION

BETHESDA, MD, AUGUST 2, 2013 -- LaSalle Hotel Properties (NYSE: LHO) today announced that it acquired the Harbor Court Hotel and Hotel Triton, both located in San Francisco, CA for $47.8 million. The Company funded the transaction with borrowings from its Senior Unsecured Credit Facility.
Harbor Court Hotel

The Harbor Court Hotel houses the 230-seat, upscale, contemporary Japanese Restaurant “Ozumo,” which is leased to a third-party restaurateur and open for lunch and dinner. Ozumo was created in May 2001 and has been very successful since opening.

The 131-room, Harbor Court Hotel is located at 165 Steuart Street in San Francisco’s financial district on the Embarcadero and offers stunning views of the San Francisco Bay. The hotel is proximate to many downtown attractions including the Ferry Building, Embarcadero Center, AT&T Park and the Moscone Convention Center. The property’s location and access to popular restaurants, shops and entertainment venues make it an attractive destination for both leisure and business travelers. Originally built in 1926, the building was extensively renovated and converted in 1991 to the Harbor Court
Hotel.

“We are very excited to have acquired these two well-located assets in one of the strongest markets in the United States,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “After exceeding cyclical prior peak demand in 2011, the market continues to grow. We are equally encouraged by the very limited supply growth slated for the next several years.”
Hotel Triton

Both hotels will continue to be operated by Kimpton Hotels and Restaurants, which is headquartered in San Francisco, CA. Harbor Court Hotel and Hotel Triton are subject to building leases, both of which expire in approximately 34 years.

Hotel Triton is a 140-room hotel located at 342 Grant Avenue in the Union Square neighborhood of San Francisco. The hotel is close to the Financial District, less than a mile away from Moscone Convention Center and sits at the gateway to Chinatown. The building was originally constructed in 1912 and was converted to a hotel in 1991. In 2012, the property completed a guestroom renovation.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 42 hotels and a mezzanine loan secured by two hotels in Santa Monica, CA. The properties are upscale full-service hotels, totaling almost 10,900 guest rooms in 13 markets in nine states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury, full-service hotels located in convention, resort and major urban business markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor,

Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the outlook for supply growth in San Francisco. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Bruce A. Riggins or Kenneth G. Fuller – 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com